Exhibit 10.22
EXECUTION COPY

INDENTURE
Dated as of July 30, 2008
among
BT TRIPLE CROWN MERGER CO., INC.
as the Issuer,
(to be merged with and into
CLEAR CHANNEL COMMUNICATIONS, INC.,
as the surviving entity),
LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Registrar and Transfer Agent
10.75% SENIOR CASH PAY NOTES DUE 2016
and
11.00% / 11.75% SENIOR TOGGLE NOTES DUE 2016

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.03, 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.03; 13.05
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.14
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A
	(b)	6.07
	(c)	2.12; 9.04
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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Page
Section 13.14 Counterpart Originals	121
Section 13.15 Table of Contents, Headings, etc.	121
Section 13.16 Qualification of Indenture	122

EXHIBITS

Exhibit A1 Form of Senior Cash Pay Note
Exhibit A2 Form of Senior Toggle Note
Exhibit B Form of Certificate of Transfer
Exhibit C Form of Certificate of Exchange
Exhibit D Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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          INDENTURE, dated as of July 30, 2008, among BT Triple Crown Merger Co., Inc., a Delaware corporation (“ Merger Co ,” and prior to the consummation of the Merger, the Issuer), and following the consummation of the Merger, Clear Channel Communications, Inc., a Texas corporation (“ Clear Channel ,” and following the consummation of the Merger, the Issuer), Law Debenture Trust Company of New York, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent.
W I T N E S S E T H
          WHEREAS, the Issuer has duly authorized the creation of an issue of $980,000,000 aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016 (the “ Senior Cash Pay Notes ”) and an issue of $1,330,000,000 aggregate principal amount of 11.00% / 11.75% Senior Toggle Notes due 2016 (the “ Senior Toggle Notes ” and, together with the Senior Cash Pay Notes, the “ Initial Notes ”);
          WHEREAS, Merger Co and Clear Channel, each in its capacity as the Issuer, have duly authorized the execution and delivery of this Indenture; and
          WHEREAS, following the consummation of the merger of Merger Co with and into Clear Channel on the Issue Date (the “ Merger ”), with Clear Channel as the surviving entity, Clear Channel shall assume all of the rights and obligations of Merger Co as the Issuer under this Indenture by operation of law.
          NOW, THEREFORE, Merger Co and Clear Channel, each in its capacity as the Issuer, the Trustee and the Paying Agent and Registrar agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
          “ 144A Global Note ” means a Global Note substantially in the form of Exhibit A1 or Exhibit A2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “ ABL Facility ” means the asset-based revolving Credit Facility provided under the Credit Agreement to be entered into as of the Issue Date by and among the Issuer, the co-borrowers party thereto, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

          “ Acquired Indebtedness ” means, with respect to any specified Person,
     (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “ Additional Notes ” means additional Notes (other than the Initial Notes and other than Exchange Notes issued in exchange for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.09 hereof.
          “ Affiliate ” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “ Agent ” means any Registrar, Transfer Agent or Paying Agent.
          “ Applicable Premium ” means, with respect to any Note on any Redemption Date, the greater of:
     (1) 1.0% of the principal amount of such Note on such Redemption Date; and
     (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at August 1, 2012 (such redemption price being set forth in Section 3.07(d) hereof and in Section 5(d) of such Note), plus (ii) all required remaining interest payments (calculated based on the cash interest rate) due on such Note through August 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note on such Redemption Date.
          “ Applicable Procedures ” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
          “ Asset Sale ” means:
     (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “ disposition ”); or
     (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:
     (a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;
     (b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (c) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.07 hereof or the making of any Permitted Investment;
     (d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50,000,000;
     (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;
     (f) to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;
     (g) the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;
     (h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by this Indenture;
     (j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;
     (k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;
     (l) sales of accounts receivable in connection with the collection or compromise thereof;
     (m) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;
     (n) voluntary terminations of Hedging Obligations;

     (o) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;
     (p) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;
     (q) the unwinding of any Hedging Obligations; or
     (r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.
          “ Bankruptcy Law ” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “ Business Day ” means each day which is not a Legal Holiday.
          “ Capital Stock ” means:
     (1) in the case of a corporation, corporate stock or shares in the capital of such corporation;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
          “ Capitalized Lease Obligation ” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
          “ Capitalized Software Expenditures ” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.
          “ Cash Equivalents ” means:
     (1) United States dollars;
     (2) (a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

     (b) in the case of the Issuer or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
     (3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
     (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
     (5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;
     (6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;
     (7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;
     (8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
     (9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
     (10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and
     (11) investment funds investing at least 95.0% of their assets in securities of the types described in clauses (1) through (10) above.
          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
          “ CCO ” means Clear Channel Outdoor Holdings, Inc., a Delaware corporation.
          “ CCU Mirror Note ” means the Revolving Promissory Note dated as of November 10, 2005 between the Issuer, as maker, and CCO, as payee.

          “ Change of Control ” means the occurrence of any of the following after the Issue Date (and excluding, for the avoidance of doubt, the Transactions):
     (1) the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or
     (2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.
          “ Clear Channel ” means Clear Channel Communications, Inc., a Texas corporation.
          “ Clearstream ” means Clearstream Banking, Société Anonyme.
          “ Code ” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
          “ Consolidated Depreciation and Amortization Expense ” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “ Consolidated Indebtedness ” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries set forth on the Issuer’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Issuer and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.
          “ Consolidated Interest Expense ” means, with respect to any Person for any period, without duplication, the sum of:
     (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (u) penalties and interest relating to taxes, (v) any Special Interest, any “special interest” with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations, (w) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility or Qualified Securitization Financing and (z) any accretion of accrued interest on discounted liabilities); plus
     (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
     (3) interest income of such Person and its Restricted Subsidiaries for such period.
          For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
          “ Consolidated Leverage Ratio ” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.
          In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “ Consolidated Leverage Ratio Calculation Date ”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation (other than the Specified

Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided , that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.
          For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.
          “ Consolidated Net Income ” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided , however , that, without duplication,
     (1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded;
     (2) the cumulative effect of a change in accounting principles during such period shall be excluded;
     (3) any net after-tax effect of income (loss) from disposed or discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date) to the extent included in discontinued operations prior to consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;
     (4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;
     (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Issuer or a Restricted Subsidiary in respect of such period;

     (6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
     (7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
     (8) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;
     (9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;
     (10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;
     (11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and
     (12) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.
          Notwithstanding the foregoing, for the purpose of Section 4.07 only (other than clause (3)(d) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted

Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a) hereof.
          “ Consolidated Secured Debt Ratio ” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date that is secured by Liens to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.
          In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Debt Ratio is made (the “ Consolidated Secured Debt Ratio Calculation Date ”), then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided , that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.
          “ Contingent Obligations ” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“ primary obligations ”) of any other Person (the “ primary obligor ”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
     (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
     (2) to advance or supply funds
     (a) for the purchase or payment of any such primary obligation, or
     (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “ Corporate Trust Office of the Trustee ” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.
          “ Credit Facilities ” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof ( provided that such increase in borrowings is permitted under Section 4.09 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
          “ Custodian ” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “ Default ” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “ Definitive Note ” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A1 or Exhibit A2 hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

          “ Depositary ” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “ Designated Non-cash Consideration ” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
          “ Designated Preferred Stock ” means Preferred Stock of the Issuer, a Restricted Subsidiary or any direct or indirect parent corporation of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.
          “ Designated Senior Indebtedness ” means:
     (1) all Indebtedness of any Guarantor under its guarantee of (i) the Senior Credit Facilities permitted to be incurred pursuant to clause (1) of Section 4.09(b) hereof plus (ii) the amount of Indebtedness permitted to be incurred pursuant to clause (12)(b) of Section 4.09(b) hereof plus (iii) the amount of additional Indebtedness permitted to be incurred by such Guarantor under Section 4.09 hereof that is also permitted to be and is secured by a Lien pursuant to (A) the Consolidated Secured Debt Ratio test set forth in Section 4.12(b) hereof or (B) clause (20) of the definition of Permitted Liens (in each case plus interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;
     (2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); and
     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2); provided , however , that Designated Senior Indebtedness shall not include:
     (a) any obligation of such Person to the Issuer or any of its Subsidiaries;
     (b) any liability for federal, state, local or other taxes owed or owing by such Person;

     (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);
     (d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
     (e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.
          “ Disqualified Stock ” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided , however , that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.
          “ EBITDA ” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period
     (1) increased (without duplication) by:
     (a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2,000,000; plus
     (b) Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

     (c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
     (d) any fees, expenses or charges related to any Equity Offering, Investment, acquisition, Asset Sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by this Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with FAS 141(R) and gains or losses associated with FIN 45)), or the offering, amendment or modification of any debt instrument, including (i) the offering, any amendment or other modification of the Notes, Exchange Notes or the Senior Credit Facilities and any amendment or modification of the Existing Senior Notes and (ii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
     (e) (x) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (y) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans and (z) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Issue Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided , that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10.0% of the LTM Cost Base in any four consecutive four quarter period; plus
     (f) any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period ( provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
     (g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus
     (h) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

     (i) the amount of cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period or expected to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such amounts are reasonably identifiable and factually supportable, (B) such actions are taken, committed to be taken or expected to be taken within 18 months after the Issue Date, (C) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges that are otherwise added back in computing EBITDA with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $100,000,000 for any period consisting of four consecutive quarters; plus
     (j) to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under Section 4.11 hereof deducted (and not added back) in computing Consolidated Net Income; plus
     (k) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of the Issuer or a Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof;
     (2) decreased by (without duplication) (a) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and
     (3) increased or decreased by (without duplication):
     (a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and
     (b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).
          “ EMU ” means economic and monetary union as contemplated in the Treaty on European Union.

          “ Equity Interests ” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “ Equity Offering ” means any public or private sale of common stock or Preferred Stock of the Issuer or of a direct or indirect parent of the Issuer (excluding Disqualified Stock), other than:
     (1) public offerings with respect to any such Person’s common stock registered on Form S-8;
     (2) issuances to the Issuer or any Subsidiary of the Issuer; and
     (3) any such public or private sale that constitutes an Excluded Contribution.
          “ euro ” means the single currency of participating member states of the EMU.
          “ Euroclear ” means Euroclear S.A./N.V., as operator of the Euroclear system.
          “ Exchange Act ” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “ Exchange Notes ” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
          “ Exchange Offer ” has the meaning set forth in the Registration Rights Agreement.
          “ Exchange Offer Registration Statement ” has the meaning set forth in the Registration Rights Agreement.
          “ Exchanging Dealer ” has the meaning set forth in the Registration Rights Agreement.
          “ Excluded Contribution ” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Issuer from
     (1) contributions to its common equity capital, and
     (2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clauses (3)(b) and (3)(c) of Section 4.07(a) hereof.
          “ Existing Senior Notes ” means the Issuer’s 4.625% Senior Notes Due 2008, 6.625% Senior Notes Due 2008, 4.25% Senior Notes Due 2009, 4.5% Senior Notes Due 2010, 6.25% Senior Notes Due 2011, 4.4% Senior Notes Due 2011, 5.0% Senior Notes Due 2012, 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027.

          “ Existing Senior Notes Indenture ” means the Senior Indenture dated as of October 1, 1997 between the Issuer and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date.
          “ Fixed Charges ” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus
     (2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Issuer or a Restricted Subsidiary during such period; plus
     (3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Issuer or a Restricted Subsidiary during such period.
          “ Foreign Subsidiary ” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Restricted Subsidiary of such Foreign Subsidiary.
          “ GAAP ” means generally accepted accounting principles in the United States of America which are in effect on the Issue Date.
          “ General Credit Facilities ” means the term and revolving credit facilities under the Credit Agreement to be entered into as of the Issue Date by and among the Issuer, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.
          “ Global Note Legend ” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “ Global Notes ” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 or Exhibit A2 hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.
          “ Government Securities ” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “ guarantee ” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “ Guarantee ” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture and the Notes.
          “ Guaranteed Leverage Ratio ” means, as of the date of determination, the ratio of (a) Designated Senior Indebtedness of the Guarantors, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.
          In the event that any Guarantor (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Guaranteed Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Guaranteed Leverage Ratio is made (the “ Guaranteed Leverage Ratio Calculation Date ”), then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation (other than the Specified

Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized; provided , that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.
          “ Guarantor ” means each Person that Guarantees the Notes in accordance with the terms of this Indenture.
          “ Hedging Obligations ” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.
          “ Holder ” means the Person in whose name a Note is registered on the registrar’s books.
          “ Holdings ” means Clear Channel Capital I, LLC.
          “ Immediate Family Member ” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
          “ Indebtedness ” means, with respect to any Person, without duplication:
     (1) any indebtedness (including principal and premium) of such Person, whether or not contingent:
     (a) in respect of borrowed money;
     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
     (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
     (d) representing any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided , however , that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and (b) obligations under or in respect of Receivables Facilities or any Qualified Securitization Financing.
          “ Indenture ” means this Indenture, as amended or supplemented from time to time.
          “ Independent Financial Advisor ” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
          “ Indirect Participant ” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “ Initial Notes ” has the meaning set forth in the recitals hereto.
          “ Initial Purchasers ” means Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC.
          “ Interest Payment Date ” means February 1 and August 1 of each year to stated maturity.
          “ Investment Grade Rating ” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “ Investment Grade Securities ” means:
     (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

     (2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and the Subsidiaries of the Issuer;
     (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and
     (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
          “ Investments ” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:
     (1) “Investments” shall include the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided , however , that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
     (a) the Issuer’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less
     (b) the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.
          “ Investors ” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.
          “ Issue Date ” means July 30, 2008.
          “ Issuer ” means, prior to the consummation of the Merger, Merger Co, and following the consummation of the Merger, Clear Channel.
          “ Issuer Order ” means a written request or order signed on behalf of the Issuer by an Officer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

          “ Legal Holiday ” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.
          “ Letter of Transmittal ” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “ Lien ” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “ LTM Cost Base ” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.
          “ Merger ” has the meaning set forth in the recitals hereto.
          “ Merger Co ” means BT Triple Crown Merger Co., Inc., a Delaware corporation.
          “ Moody’s ” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “ Net Income ” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
          “ Net Proceeds ” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on unsubordinated Indebtedness required (other than required by clause (1) of Section 4.10(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Issuer and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons).

          “ Non-U.S. Person ” means a Person who is not a U.S. Person.
          “ Notes ” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.
          “ Obligations ” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “ Offering Memorandum ” means the offering memorandum, dated July 30, 2008, relating to the sale of the Initial Notes.
          “ Officer ” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.
          “ Officer’s Certificate ” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.
          “ Opinion of Counsel ” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
          “ Participant ” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “ Permitted Asset Swap ” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person.
          “ Permitted Holder ” means any of the Investors and members of management of the Issuer (or its direct parent or CC Media Holdings, Inc.) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.14 hereof (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with Section 4.14 hereof) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

          “ Permitted Investments ” means:
     (1) any Investment in the Issuer or any of its Restricted Subsidiaries;
     (2) any Investment in cash and Cash Equivalents or Investment Grade Securities;
     (3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary; or
     (b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
     (4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.10(a) hereof or any other disposition of assets not constituting an Asset Sale;
     (5) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under this Indenture;
     (6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:
     (a) in exchange for any other Investment, accounts receivable or notes receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or
     (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (7) Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;
     (8) any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided , however , that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;

     (9) Indebtedness (including any guarantee thereof) permitted under Section 4.09 hereof;
     (10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (2), (5) and (9) of Section 4.11(b) hereof);
     (11) any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;
     (12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $600,000,000 and 2.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (13) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;
     (14) advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $20,000,000 outstanding at any one time, in the aggregate;
     (15) loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;
     (16) Investments in the ordinary course of business consisting of endorsements for collection or deposit;
     (17) Investments by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;
     (18) any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.12 hereof;
     (19) any purchase or repurchase of the Notes; and
     (20) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, not to exceed $200,000,000 (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).
          “ Permitted Liens ” means, with respect to any Person:
     (1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
     (3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;
     (4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;
     (5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;
     (6) Liens securing obligations under Indebtedness permitted to be incurred pursuant to clause (5), (12)(b) or (18) of Section 4.09(b) hereof; provided that Liens securing obligations under Indebtedness permitted to be incurred pursuant to clause (18) of Section 4.09(b) hereof extend only to the assets or Equity Interests of Foreign Subsidiaries;
     (7) Liens existing on the Issue Date;
     (8) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided , however , that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided , further , however , that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;
     (9) Liens existing on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided , however , that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;
     (10) Liens securing obligations under Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;
     (11) Liens securing Hedging Obligations permitted to be incurred under this Indenture;
     (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;
     (14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
     (15) Liens in favor of the Issuer or any Guarantor;
     (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;
     (17) Liens on (x) accounts receivable and related assets incurred in connection with a Receivables Facility, and (y) any Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;
     (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;
     (20) other Liens securing Indebtedness or other obligations which do not exceed $50,000,000 in the aggregate at any one time outstanding;

     (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
     (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
     (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
     (27) Liens securing the Existing Senior Notes to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date;
     (28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under any Senior Credit Facility or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;
     (29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
     (30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

     (31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted; and
     (32) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business.
          For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.
          “ Person ” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “ Preferred Stock ” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
          “ Private Placement Legend ” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
          “ Proof of Claim ” shall mean a proof of claim or debt filed in accordance with and pursuant to any applicable provisions of the Bankruptcy Law, the Federal Rules of Bankruptcy Procedure and/or a final order of the U.S. bankruptcy court.
          “ Proper Proof of Claim ” shall mean, at any time, a Proof of Claim in an amount not less than the sum of the aggregate outstanding principal amount of the Notes at such time plus accrued but unpaid interest on the Notes at such time.
          “ QIB ” means a “qualified institutional buyer” as defined in Rule 144A.
          “ Qualified Proceeds ” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.
          “ Qualified Securitization Financing ” means any transaction or series of transactions that may be entered into by Holdings, the Issuer or any of its Restricted Subsidiaries pursuant to which such Person may sell, convey or otherwise transfer to (A) one or more Securitization Subsidiaries or (B) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of CCO or any of its Subsidiaries (other than any assets that have been transferred or contributed to CCO or its Subsidiaries by the Issuer or any other Restricted Subsidiary of the Issuer) that are customarily granted in connection with asset securitization transactions similar to the Qualified Securitization Financing entered into of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including the terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value, (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Issuer), (d) after giving pro forma effect to such Qualified Securitization Financing,

(x) the Consolidated Leverage Ratio of the Issuer would be (A) less than 8.0 to 1.0 and (B) lower than the Consolidated Leverage Ratio of the Issuer immediately prior to giving pro forma effect to such Qualified Securitization Financing and (y) the Guaranteed Leverage Ratio of the Issuer would be (A) less than 6.5 to 1.0 and (B) lower than the Guaranteed Leverage Ratio of the Issuer immediately prior to giving pro forma effect to such Qualified Securitization Financing, (e) the proceeds from such sale will be used by the Issuer to permanently reduce Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto and (f) the Trustee shall have received an Officer’s Certificate of the Issuer certifying that all of the requirements of clauses (a) through (e) have been satisfied.
          “ Rating Agencies ” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
          “ Receivables Facility ” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells their accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.
          “ Receivables Fees ” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
          “ Receivables Subsidiary ” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.
          “ Record Date ” for the interest or Special Interest, if any, payable on any applicable Interest Payment Date means the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.
          “ Registration Rights Agreement ” means the Registration Rights Agreement with respect to the Notes dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.
          “ Regulation S ” means Regulation S promulgated under the Securities Act.
          “ Regulation S Global Note ” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
          “ Regulation S Permanent Global Note ” means a permanent Global Note in the form of Exhibit A1 or Exhibit A2 bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          “ Regulation S Temporary Global Note ” means a temporary Global Note in the form of Exhibit A1 or Exhibit A2 bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
          “ Regulation S Temporary Global Note Legend ” means the legend set forth in Section 2.06(g)(iii) hereof.
          “ Related Business Assets ” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
          “ Representative ” means any trustee, agent or representative (if any) for an issue of Designated Senior Indebtedness of a Guarantor.
          “ Responsible Officer ” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “ Restricted Definitive Note ” means a Definitive Note bearing the Private Placement Legend.
          “ Restricted Global Note ” means a Global Note bearing the Private Placement Legend.
          “ Restricted Guarantor ” means a Guarantor that is a Restricted Subsidiary.
          “ Restricted Investment ” means an Investment other than a Permitted Investment.
          “ Restricted Period ” means the 40-day distribution compliance period as defined in Regulation S.
          “ Restricted Subsidiary ” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided , however , that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
          “ Rule 144 ” means Rule 144 promulgated under the Securities Act.
          “ Rule 144A ” means Rule 144A promulgated under the Securities Act.
          “ Rule 903 ” means Rule 903 promulgated under the Securities Act.
          “ Rule 904 ” means Rule 904 promulgated under the Securities Act.

          “ S&P ” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “ Sale and Lease-Back Transaction ” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.
          “ SEC ” means the U.S. Securities and Exchange Commission.
          “ Secured Indebtedness ” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.
          “ Securities Act ” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “ Securitization Assets ” means any properties, assets and revenue streams associated with the Americas Outdoor Advertising segment of the Issuer and its Subsidiaries, and any other assets related thereto, subject to a Qualified Securitization Financing and the proceeds thereof.
          “ Securitization Fees ” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.
          “ Securitization Subsidiary ” means a Restricted Subsidiary or direct Wholly-Owned Subsidiary of Holdings (other than the Issuer) to which the Issuer or any of its Restricted Subsidiaries sells, conveys or otherwise transfers Securitization Assets and related assets that engages in no activities other than in connection with the ownership and financing of Securitization Assets, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Issuer or such other Person as provided below as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Issuer or any other Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to Holdings, the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer and (c) to which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
          “ Senior Cash Pay Notes ” has the meaning set forth in the recitals hereto.
          “ Senior Credit Facilities ” means (i) any ABL Facility and (ii) the General Credit Facilities.

          “ Senior Toggle Notes ” has the meaning set forth in the recitals hereto.
          “ Shelf Registration Statement ” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
          “ Significant Party ” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
          “ Similar Business ” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.
          “ Special Interest ” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “ Sponsor Management Agreement ” means the management agreement between certain management companies associated with the Investors and the Issuer and/or any direct or indirect parent company, in substantially the form delivered to the Initial Purchasers prior to the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided , however , that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the original agreement in effect on the Issue Date.
          “ Standard Securitization Undertakings ” means representations, warranties, covenants and indemnities entered into by Holdings (or any direct or indirect parent company of Holdings) or any of its Subsidiaries that the Issuer has determined in good faith to be customary in a securitization financing.
          “ Stated Maturity ” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “ Subordinated Indebtedness ” means:
     (1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and
     (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

          “ Subsidiary ” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
          “ Total Assets ” means total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries as may be expressly stated.
          “ Transaction Expenses ” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions.
          “ Transactions ” means the “Transactions” as defined in the Senior Credit Facilities as in effect on the Issue Date.
          “ Treasury Rate ” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 1, 2012; provided , however , that if the period from the Redemption Date to August 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “ Trust Indenture Act ” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).
          “ Trustee ” means Law Debenture Trust Company of New York, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “ Unrestricted Definitive Note ” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “ Unrestricted Global Note ” means a permanent Global Note, substantially in the form of Exhibit A1 or Exhibit A2 , that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
          “ Unrestricted Subsidiary ” means:
     (1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that
     (1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;
     (2) such designation complies with Section 4.07 hereof; and
     (3) each of:
     (a) the Subsidiary to be so designated; and
     (b) its Subsidiaries
has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.
Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:
     (1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in Section 4.09(a) hereof; or
     (2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
     Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
          “ U.S. Person ” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “ Voting Stock ” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
          “ Weighted Average Life to Maturity ” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
     (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
     (2) the sum of all such payments.

          “ Wholly-Owned Subsidiary ” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
Section 1.02 Other Definitions.

	Defined in
Term	Section
“Affiliate Transaction”	4.11	(a)
“AHYDO”	3.08	(b)
“AHYDO Catch-Up Payment”	3.08	(b)
“Asset Sale Offer”	4.10	(c)
“Authentication Order”	2.02
“Blockage Notice”	11.03
“Change of Control Offer”	4.14	(a)
“Change of Control Payment”	4.14	(a)
“Change of Control Payment Date”	4.14	(a)
“Covenant Defeasance”	8.03
“Defeased Covenants”	8.03
“DTC”	2.03
“Event of Default”	6.01	(a)
“Excess Proceeds”	4.10	(c)
“incur” or “incurrence”	4.09	(a)
“Legal Defeasance”	8.02
“Non-Payment Default”	11.03
“Note Register”	2.03
“Offer Amount”	3.09	(b)
“Offer Period”	3.09	(b)
“Pari Passu Indebtedness”	4.10	(c)
“Partial PIK Interest”	4.01
“Paying Agent”	2.03
“Payment Blockage Period”	11.03
“Payment Default”	11.03
“PIK Interest”	4.01
“PIK Notes”	2.01	(d)
“PIK Payment”	2.01	(d)
“Purchase Date”	3.09	(b)
“Redemption Date”	3.07	(a)
“Refinancing Indebtedness”	4.09	(b)
“Refunding Capital Stock”	4.07	(b)
“Registrar”	2.03
“Restricted Payments”	4.07	(a)
“Special Redemption”	3.08	(a)
“Special Redemption Amount”	3.08	(a)
“Special Redemption Date”	3.08	(a)
“Successor Company”	5.01	(a)
“Successor Person”	5.01	(c)
“Transfer Agent”	2.03
“Treasury Capital Stock”	4.07	(b)

Section 1.03 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
Section 1.04 Rules of Construction.
          Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) “will” shall be interpreted to express a command;
     (f) provisions apply to successive events and transactions;
     (g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
     (h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

          (i) words used herein implying any gender shall apply to both genders;
          (j) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;
          (k) the principal amount of any Preferred Stock at any time shall be (i) the maximum liquidation value of such Preferred Stock at such time or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock at such time, whichever is greater; and
          (l) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.
          (g) Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person that is the Holder of a Global Note, including DTC, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating; Terms.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A1 (in the case of the Senior Cash Pay Notes) or Exhibit A2 (in the case of the Senior Toggle Notes) hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof, subject to the issuance of PIK Interest pursuant to Section 4.01 hereof, in which case the aggregate principal amount of the Senior Toggle Notes may be increased by, or PIK Notes may be issued in, an aggregate principal amount equal to the amount of PIK Interest paid by the Issuer for the applicable interest period.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A1 or Exhibit A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 or Exhibit A2 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each Global Note shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon (and, with respect to the Senior Toggle Notes, giving effect to any PIK Interest made thereon by increasing the aggregate principal amount of such Global Note) and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and, with respect to the Senior Toggle Notes, payment of PIK Interest made thereon by increasing the aggregate principal amount of such Global Note. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:
     (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
     (ii) an Officer’s Certificate from the Issuer.
          Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
          (d) PIK Notes. In connection with the payment of PIK Interest or Partial PIK Interest in respect of the Senior Toggle Notes, the Issuer is entitled to, without the consent of the Holders and without regard to Section 4.09 hereof, increase the outstanding principal amount of the Senior Toggle Notes or issue additional Senior Toggle Notes (the “ PIK Notes ”) under this Indenture on the same terms and conditions as the Senior Toggle Notes issued on the Issue Date (in each case, a “ PIK Payment ”). The Notes, including any PIK Notes, and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, except as provided in Article 9 hereof. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture shall include any Additional Notes and PIK Notes that are actually issued and any increase in the principal amount of the outstanding Senior Toggle Notes (including PIK Notes) as a result of a PIK Payment, and references to “principal amount” of the Notes or the Senior Toggle Notes shall include any increase in the principal amount of the outstanding Senior Toggle Notes (including PIK Notes) as a result of a PIK Payment.
          (e) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Trustee and the Paying Agent and Registrar, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable, other than as provided in Article 3 hereof.
          Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
          (f) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall nevertheless be valid.
          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A1 or Exhibit A2 attached hereto by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “ Authentication Order ”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes and Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent.
          The Issuer shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for registration (“ Registrar ”), an office or agency in the Borough of

Manhattan, City of New York, where Notes may be presented for transfer or exchange (“ Transfer Agent ”) and an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for payment (“ Paying Agent ”). The Registrar shall keep a register of the Notes (“ Note Register ”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars, one or more co-transfer agents and one or more additional paying agents. The term “Registrar” includes any co-registrar, the term “Transfer Agent” includes any co-transfer agent and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent, Transfer Agent or Registrar without prior notice to any Holder. So long as any series of Notes is listed on an exchange and the rules of such exchange so require, the Issuer shall satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and shall comply with any notice requirements required by such exchange in connection with any change of paying agent, registrar or transfer agent. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.
          The Issuer initially appoints The Depository Trust Company (“ DTC ”) to act as Depositary with respect to the Global Notes.
          The Issuer initially appoints the Trustee to act as Custodian with respect to the Global Notes. The Issuer initially appoints Deutsche Bank Trust Company Americas to act as the Paying Agent, Registrar and Transfer Agent for the Notes.
Section 2.04 Paying Agent To Hold Money in Trust.
          The Issuer shall require each Paying Agent other than the Trustee or Deutsche Bank Trust Company Americas to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Special Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, Deutsche Bank Trust Company Americas (for so long as it acts as Paying Agent) or the Trustee (if Deutsche Bank Trust Company Americas ceases to act as Paying Agent hereunder) shall serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the events in clause (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the events in clause (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided , however , beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided , however , that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive

Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) an Exchanging Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clause (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
          (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) an Exchanging Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clause (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) an Exchanging Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) an Exchanging Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Exchanging Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Exchanging Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
          (i) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”)), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE

IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (i) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).
          (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange any Notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Special Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
          (viii) At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02 hereof.
          (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
          If either (x) any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer, or (y) if the Issuer and the Trustee receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, then the Issuer shall issue and the Trustee, upon receipt of an Authentication Order and satisfaction of any other requirements of the Trustee, shall authenticate a replacement Note. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
          Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds such Note.
          If a Note is replaced pursuant to Section 2.07 hereof, such Note shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section 4.01 hereof, such Note shall cease to be outstanding and interest thereon shall cease to accrue.
          If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay any Notes payable on such date, then such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest on and after such date.
Section 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to such pledged Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or such other obligor.
Section 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11 Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in its customary manner. Certification of the disposal of all cancelled Notes shall be delivered to the Issuer upon its request therefor. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall notify the Issuer of such special record date promptly, and in any event at least 20 days before such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of, in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13 CUSIP Numbers.
          The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided , that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP numbers.
ARTICLE 3
REDEMPTION
Section 3.01 Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Senior Cash Pay Notes and/or Senior Toggle Notes, as the case may be, to be redeemed and (iv) the redemption price.
Section 3.02 Selection of Notes To Be Redeemed or Purchased.
          If less than all of the Senior Cash Pay Notes and/or Senior Toggle Notes, as the case may be, are to be redeemed or purchased in an offer to purchase at any time, the Registrar shall select the Notes to be redeemed or purchased (a) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable for any reason, by lot or by such other method as the Registrar shall deem appropriate or as required by the rules of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar from the outstanding Notes not previously called for redemption or purchase.

          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000; no Notes of $2,000 or less can be redeemed in part (other than PIK Notes, which may be redeemed in minimum amounts of $1.00 and integral multiples thereof), except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not in a principal amount of at least $2,000 or an integral multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
          Subject to Section 3.09 hereof, the Issuer shall mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 30 days but not more than 60 days before the purchase or redemption date to each Holder of Notes to be redeemed at such Holder’s registered address, to the Trustee to forward to each Holder of Notes at such Holder’s registered address, or shall otherwise deliver on such timeframe such notice in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 hereof.
          The notice shall identify the Notes to be redeemed and shall state:
     (a) the redemption date;
     (b) the redemption price;
     (c) that if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided in Section 3.07 hereof and in Section 5 of the Notes). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for redemption.
Section 3.05 Deposit of Redemption or Purchase Price.
          On the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Special Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (including Special Interest, if any) on, all Notes to be redeemed or purchased.
          If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided , that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.
          (a) At any time prior to August 1, 2012, the Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as provided in Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of such Notes redeemed plus the Applicable Premium as of the date of redemption (the “ Redemption Date ”) and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of such Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
          (b) Until August 1, 2011, the Issuer may, at its option, on one or more occasions, upon notice as provided in Section 3.03 hereof, redeem up to 40.0% of the then outstanding aggregate principal amount of each of (i) the Senior Cash Pay Notes at a redemption price equal to 110.750% of the aggregate principal amount thereof, and (ii) the Senior Toggle Notes (and any PIK Notes issued in respect thereof) at a redemption price equal to 111.00% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50.0% of the sum of the aggregate principal amount of the Senior Cash Pay Notes or Senior Toggle Notes, as applicable, originally issued under this Indenture and any Additional Notes that are Senior Cash Pay Notes or Senior Toggle Notes, as applicable, issued under this Indenture after the Issue Date (but excluding PIK Notes in the case of the Senior Toggle Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
          (c) Except pursuant to Sections 3.07(a) and (b), the Notes shall not be redeemable at the Issuer’s option before August 1, 2012.
          (d) On and after August 1, 2012, each of the Senior Cash Pay Notes and the Senior Toggle Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described in Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount of the Senior Cash Pay Notes or Senior Toggle Notes, as applicable, to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of such Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

	Senior	Senior
	Cash Pay Notes	Toggle
Year	Percentage	Notes Percentage
2012	105.375%	105.500%
2013	102.688%	102.750%
2014 and thereafter	100.000%	100.000%

          (e) Any redemption of the Notes pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
          (a) On August 1, 2015 (the “ Special Redemption Date ”), the Issuer shall be required to redeem for cash a portion (the “ Special Redemption Amount ”) of Senior Toggle Notes equal to the product of (x) $30,000,000 and (y) the lesser of (i) one and (ii) a fraction the numerator of which is the aggregate principal amount outstanding on the Special Redemption Date of the Senior Toggle Notes for United States federal income tax purposes and the denominator of which is $1,330,000,000, as determined by the Issuer in good faith and rounded to the nearest $2,000 (such redemption, the “ Special Redemption ”). The redemption price for each portion of a Senior Toggle Note so redeemed pursuant to the Special Redemption will equal 100% of the principal amount of such portion plus any accrued and unpaid interest thereon to the Special Redemption Date.
          (b) On the first Interest Payment Date following the fifth anniversary of the “issue date” as defined in Treasury Regulation Section 1.1273-2(a)(2) of each series of Notes ( i.e., the Senior Cash Pay Notes and Senior Toggle Notes), and on each Interest Payment Date thereafter, the Issuer shall redeem a portion of the principal amount of each then outstanding Note in such series in an amount equal to the AHYDO Catch-Up Payment for such Interest Payment Date with respect to such Note. The “ AHYDO Catch-Up Payment ” for a particular Interest Payment Date with respect to each Note in a series means the minimum principal prepayment sufficient to ensure that as of the close of such Interest Payment Date, the aggregate amount which would be includible in gross income with respect to such Note before the close of such Interest Payment Date (as described in Section 163(i)(2)(A) of the Code) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on such Note (including for this purpose any AHYDO Catch-Up Payments) before the close of such Interest Payment Date plus (ii) the product of the issue price of such Note as defined in Section 1273(b) of the Code ( i.e. , the first price at which a substantial amount of the Notes in such series is sold, disregarding for this purpose sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that such Note is not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided , however , for avoidance of doubt, that if the yield to maturity of such Note is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each Interest Payment Date with respect to such Note. This Section 3.08(b) shall be interpreted consistently with the intent that no Senior Cash Pay Note and that no Senior Toggle Note shall be an “applicable high yield discount obligation” (an “ AHYDO ”) within the meaning of Section 163(i)(1) of the Code. The computations and determinations required in connection with any AHYDO Catch-Up Payment shall be made by the Issuer in its good faith reasonable discretion and shall be binding upon the Holders absent manifest error.
          (c) The Special Redemption and any AHYDO Catch-Up Payments shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. The Issuer shall not be required to make any other mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Offers To Repurchase by Application of Excess Proceeds.
          (a) The Issuer shall follow the procedures specified in clauses (b) through (f) of this Section 3.09 for any Asset Sale Offer commenced pursuant to Section 4.10 hereof.
          (b) An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “ Offer Period ”). No later than five Business Days after the termination of the Offer Period (the “ Purchase Date ”), the Issuer shall apply all Excess Proceeds (the “ Offer Amount ”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
          (d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee and the Registrar, or otherwise in accordance with the procedures of DTC. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (i) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;
     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
     (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum principal amounts of $2,000 and integral multiples of $1,000 only (or if PIK Notes are issued and PIK Interest or Partial PIK Interest is paid, in minimum principal amounts of $1.00 and integral multiples of $1.00 with respect thereto);
     (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Registrar shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Registrar so that only Notes in denominations of $2,000 or integral multiples of $1,000 (or if PIK Notes are issued and PIK Interest or Partial PIK Interest is paid, in minimum principal amounts of $1.00 and integral multiples of $1.00 with respect thereto) shall be purchased); and
     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
          (e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
          (f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 (or if PIK Notes are issued and PIK Interest or Partial PIK Interest is paid, in minimum principal amounts of $1.00 and integral multiples of $1.00 with respect thereto). Any Note not so accepted for purchase shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
          Other than as specifically provided in this Section 3.09 or Section 4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
          The Issuer shall pay or cause to be paid the principal of, premium, if any, Special Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Special Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due; provided that with respect to the Senior Toggle Notes, for any interest period, if the Issuer elects to pay interest on the Senior Toggle Notes entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“ PIK Interest ”) or paying 50.0% of such interest in the form of PIK Interest (“ Partial PIK Interest ”), in each case, in the matter provided in the Senior Toggle Notes, then all such interest paid in the form of PIK Interest or Partial PIK

Interest shall be considered paid or duly provided for, for all purposes of this Indenture, and shall not be considered overdue. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and for the avoidance of doubt, no additional interest or other amounts shall be payable in respect of the interest period for which such payment is made as a result of such extension of time.
          The Issuer shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
          The Issuer shall maintain in the Borough of Manhattan, City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or Transfer Agent) where Notes may be surrendered for registration of transfer or for exchange or presented for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Issuer hereby initially designates the office of the Trustee located at Law Debenture Trust Company of New York, 400 Madison Avenue, Suite 4D, New York, NY 10017, as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03 Reports and Other Information.
          (a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, from and after the Issue Date, the Issuer shall file with the SEC no later than 15 days after the periods set forth below,
     (1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

     (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;
     (3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and
     (4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 5 days after the time the Issuer would have been required to file such information with the SEC as required pursuant to this Section 4.03(a). To the extent any such information is not furnished within the time periods specified above in this Section 4.03(a) and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Issuer shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided , that such cure shall not otherwise affect the rights of the Holders under Article 6 hereof if Holders of at least 25.0% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Issuer shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          (b) In the event that any direct or indirect parent company of the Issuer is or becomes a Guarantor of the Notes, the Issuer may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.
          (c) Notwithstanding the foregoing, the requirements of this Section 4.03 shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.
Section 4.04 Compliance Certificate.
          (a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture during such fiscal year and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
          (b) When any Default has occurred and is continuing under this Indenture of which the Issuer is aware, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default of which the Issuer is aware, the Issuer shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.
Section 4.05 Taxes.
          The Issuer shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, lawful assessments, and governmental levies except such as are contested in good faith and by appropriate actions or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
          The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant (to the extent that they may lawfully do so) that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Limitation on Restricted Payments.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (I) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger or consolidation other than:
     (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or
     (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

     (II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;
     (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:
     (A) Indebtedness permitted under clause (8) of Section 4.09(b) hereof; or
     (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
     (IV) make any Restricted Investment
(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “ Restricted Payments ”), unless, at the time of such Restricted Payment:
     (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) hereof; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c) and (8) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of (without duplication):
     (a) 50.0% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus
     (b) 100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof) from the issue or sale of:
     (i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:
     (x) Equity Interests to members of management, directors or consultants of the Issuer, its Restricted Subsidiaries and any direct or indirect parent company of the Issuer, after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; and

     (y) Designated Preferred Stock; and
(B) to the extent such proceeds or other property are actually contributed to the capital of the Issuer or any Restricted Subsidiary, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof); or
     (ii) debt of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or a direct or indirect parent company of the Issuer;
provided , however , that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Issuer or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus
     (c) 100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) contributed to the capital of the Issuer following the Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.09(b) hereof, (ii) by a Restricted Subsidiary and (iii) from any Excluded Contributions); plus
     (d) 100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary by means of:
     (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the Issue Date; or
     (ii) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date; plus

     (e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if such fair market value may exceed $100,000,000, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.
     (b) Section 4.07(a) hereof shall not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (2) (a) the redemption, repurchase, retirement or other acquisition of any (i) Equity Interests (“ Treasury Capital Stock ”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or (ii) Equity Interests of any direct or indirect parent company of the Issuer, in the case of each of clause (i) and (ii), in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to the Issuer or a Restricted Subsidiary) of, Equity Interests of the Issuer, or any direct or indirect parent company of the Issuer to the extent contributed to the capital of the Issuer or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“ Refunding Capital Stock ”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this Section 4.07(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
     (3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 4.09 hereof so long as:
     (a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired and any fees and expenses incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;
     (b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, exchanged, acquired or retired for value;

     (c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and
     (d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;
     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement, including any Equity Interest rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the Transactions; provided , however , that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50,000,000 with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $75,000,000 in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:
     (a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the capital of the Issuer, Equity Interests of any of the direct or indirect parent companies of the Issuer, in each case to employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date (other than Equity Interests the proceeds of which are used to fund the Transactions), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a) hereof; plus
     (b) the cash proceeds of key man life insurance policies received by the Issuer (or by any direct or indirect parent company to the extent actually contributed in cash to the Issuer) or any of its Restricted Subsidiaries after the Issue Date; less
     (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);
and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;
     (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with Section 4.09 hereof;
     (6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted

Subsidiaries after the Issue Date, provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;
     (b) a Restricted Payment to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Issuer from the sale of such Designated Preferred Stock; or
     (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 4.07(b);
provided , however , that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) hereof;
     (7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (8) the declaration and payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Issuer in or from any such public Equity Offering;
     (9) Restricted Payments that are made with Excluded Contributions;
     (10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $400,000,000;
     (11) distributions or payments of Receivables Fees and Securitization Fees;
     (12) any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 4.11 hereof, and any payments to holders of Equity Interests of the Issuer (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;
     (13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those set forth in Sections 4.10 and 4.14 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

     (14) the declaration and payment of dividends or the payment of other distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, any of the Issuer’s direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,
     (a) franchise taxes and other fees, taxes and expenses required to maintain their legal existence;
     (b) federal, foreign, state and local income or franchise and similar taxes; provided that, in each fiscal year, the amount of such payments shall not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year (and to the extent of any amounts actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);
     (c) customary salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;
     (d) general operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;
     (e) amounts payable to the Investors pursuant to the Sponsor Management Agreement;
     (f) fees and expenses other than to Affiliates of the Issuer related to (i) any equity or debt offering of such parent entity (whether or not successful) and (ii) any Investment otherwise permitted under this covenant (whether or not successful);
     (g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent of the Issuer; and
     (h) to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment; (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by Section 5.01 hereof) in order to consummate such Investment; (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted

Subsidiary could have given such consideration or made such payment in compliance with this Indenture; (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of Section 4.07(a) hereof; and (E) such Investment shall be deemed to be made by the Issuer or a Restricted Subsidiary by another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);
     (15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;
     (16) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01 hereof; provided that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;
     (17) any Restricted Payments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Qualified Securitization Financing; and
     (18) purchase Equity Interests of CCO not owned by the Issuer or its Restricted Subsidiaries (whether by tender offer, open market purchase, merger or otherwise);
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (15) and (17) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.
          (c) The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.07 or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
          (d) Notwithstanding the foregoing provisions of this Section 4.07, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Issuer, in each case by means of utilization of the cumulative Restricted Payment credit provided by Section 4.07(a) hereof, or the exceptions provided by clauses (1) or (10) of Section 4.07(b) hereof or clause (12) of the definition of “Permitted Investments,” unless the most recent interest payment made by the Issuer was a Cash Interest payment and the Issuer has not made a PIK Election with respect to the next interest payment due and, in each case, such payment is otherwise in compliance with this covenant.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
     (1) (A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
     (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
     (b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date, including without limitation, pursuant to the Existing Senior Notes;
     (2) (x) the Senior Credit Facilities and the related documentation, (y) this Indenture, the Notes and the Guarantees and (z) the Exchange Notes and the related indenture and guarantees;
     (3) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) of Section 4.08(a) hereof on the property so acquired;
     (4) applicable law or any applicable rule, regulation or order;
     (5) any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;
     (6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Issuer or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;
     (7) Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (9) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;
     (10) customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;
     (11) customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;
     (12) any encumbrances or restrictions created in connection with any Receivables Facility or Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility or Qualified Securitization Financing; and
     (13) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “ incur “ and collectively, an “ incurrence “) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Restricted Guarantors shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided , however , that the Issuer and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided , however , that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $750,000,000 of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

     (b) Section 4.09(a) hereof shall not apply to:
     (1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,770,638,000 outstanding at any one time, less the aggregate amount of proceeds received from the sale of any Securitization Assets made since the Issue Date;
     (2) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Notes (including any PIK Notes and any Guarantee, but excluding any Additional Notes);
     (3) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Exchange Notes and related guarantees of the Exchange Notes to be issued in exchange for the Notes (including any PIK Notes but excluding any Additional Notes) and Guarantees pursuant to the Registration Rights Agreement;
     (4) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b));
     (5) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed $150,000,000 at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;
     (6) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided , however , that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (7) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 or in respect of acquired contingencies and contingent consideration recorded under FAS 141(R)) of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

     (8) Indebtedness of the Issuer to a Restricted Subsidiary or a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that any such Indebtedness (other than pursuant to the CCU Mirror Note) owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as the case may be; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);
     (9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);
     (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;
     (11) obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
     (12) (a) Indebtedness or Disqualified Stock of the Issuer or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 4.07(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof); provided, however, that any amounts in excess of 100.0% shall be Subordinated Indebtedness of the Issuer or any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes or Disqualified Stock or Preferred Stock of any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes, and (b) Indebtedness or Disqualified Stock of the Issuer or a Restricted Guarantor not otherwise permitted hereunder, and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000,000,000 (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));
     (13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease:
     (a) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.09(a) hereof and clauses (2), (3), (4), (5), (12)(a) and (14) of this Section 4.09(b), or
     (b) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “ Refinancing Indebtedness ”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
     (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),
     (B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and
     (C) shall not include:
     (i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;
     (ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Guarantor; or
     (iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclauses (A) and (B) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness under a Credit Facility;
     (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, either:
     (i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) hereof, or
     (ii) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger;
     (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;
     (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;
     (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or
     (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such Restricted Subsidiary shall comply with Section 4.15 hereof;
     (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $250,000,000 (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred under Section 4.09(a) hereof from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under Section 4.09(a) hereof without reliance on this clause (18));
     (19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of Section 4.07(b) hereof;
     (20) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

     (21) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.
     (c) For purposes of determining compliance with this Section 4.09:
     (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses of Section 4.09(b) hereof or under Section 4.09(a) hereof; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of Section 4.09(b) hereof; and
     (2) at the time of incurrence or any reclassification thereafter, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b) hereof.
          (d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.09.
          (e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not (i) exceed the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.
          (f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.
          (g) The Issuer shall not, and shall not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Restricted Guarantor (other than Indebtedness constituting Designated Senior Indebtedness), as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Restricted Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Restricted Guarantor, as the case may be. For the purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and unsubordinated Indebtedness is not deemed to be subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral.
Section 4.10 Asset Sales.
     (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:
     (1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and
     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
     (A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to the Issuer or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,
     (B) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and
     (C) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $300,000,000 at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this provision and for no other purpose.
          (b) Within 18 months after the receipt of any Net Proceeds of any Asset Sale by the Issuer or any Restricted Subsidiary, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,
          (1) to permanently reduce:
     (A) Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto;

     (B) Obligations under Pari Passu Indebtedness (as defined below) that is secured by a Lien, which Lien is permitted by this Indenture, and to correspondingly reduce commitments with respect thereto;
     (C) Obligations under (i) Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other Pari Passu Indebtedness of the Issuer or a Restricted Guarantor (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided in Section 5 of each of the Notes and Section 3.02 hereof through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 3.09 and Section 4.10(c) hereof) to all Holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest; or
     (D) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or
     (2) to (a) make an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) are either (x) used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that are the subject of such Asset Sale;
provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.
          (c) Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in Section 4.10(b) hereof shall be deemed to constitute “ Excess Proceeds.” When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $100,000,000, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu in right of payment with such Notes (“ Pari Passu Indebtedness ”), to the holders of such Pari Passu Indebtedness (an “ Asset Sale Offer ”), to purchase the maximum aggregate principal amount of such Notes and the maximum aggregate principal amount (or accreted value, if less) of such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 thereof, or if PIK Notes are issued or PIK Interest or Partial PIK Interest is paid, a minimum of $1.00 and an integral multiple of $1.00, (in each case in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, if applicable) plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100,000,000 by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $100,000,000 or less.
          To the extent that the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the Notes, the Trustee or the Paying Agent shall select the Notes and the Issuer or the agent for such Pari Passu Indebtedness shall select such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered in accordance with Section 3.09 hereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          (d) Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Senior Credit Facility, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
          (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
Section 4.11 Transactions with Affiliates.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “ Affiliate Transaction ”) involving aggregate payments or consideration in excess of $20,000,000, unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
     (2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40,000,000, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

     (b) Section 4.11(a) hereof shall not apply to the following:
     (1) transactions between or among the Issuer or any of its Restricted Subsidiaries;
     (2) Restricted Payments permitted by Section 4.07 hereof and Investments constituting Permitted Investments;
     (3) the payment of management, consulting, monitoring, transaction, advisory and termination fees and related expenses and indemnities, directly or indirectly, to the Investors, in each case pursuant to the Sponsor Management Agreement;
     (4) the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;
     (5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
     (6) any agreement as in effect as of the Issue Date (other than the Sponsor Management Agreement), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);
     (7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;
     (8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;
     (9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

     (10) the issuance of Equity Interests (other than Disqualified Stock) by the Issuer or a Restricted Subsidiary;
     (11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;
     (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith or as otherwise permitted by this Indenture;
     (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of the Issuer in good faith; and
     (14) Investments by the Investors in debt securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.
Section 4.12 Liens.
          (a) The Issuer shall not, and shall not permit any Restricted Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Restricted Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:
     (1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or
     (2) in all other cases, the Notes or the Guarantees are equally and ratably secured.
          (b) Section 4.12(a) hereof shall not apply to (i) Liens securing the Notes (including PIK Notes) and the related Guarantees or the Exchange Notes (including PIK Notes issued in respect thereof) and related guarantees, (ii) Liens securing Obligations under any Indebtedness and related guarantees under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to clause (1) of Section 4.09(b) hereof and (iii) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.09 hereof; provided that, with respect to Liens securing Obligations permitted under this subclause (iii), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 6.75 to 1.0.
          (c) Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.12 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) of Section 4.12(a) hereof.

Section 4.13 Corporate Existence.
          Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with its organizational documents (as the same may be amended from time to time).
Section 4.14 Offer to Repurchase Upon Change of Control.
          (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as set forth in Section 5 of each of the Notes and Section 3.03 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “ Change of Control Offer ”) at a price in cash (the “ Change of Control Payment ”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:
     (1) that a Change of Control Offer is being made pursuant to this Section 4.14, and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “ Change of Control Payment Date ”);
     (3) that any Note not properly tendered shall remain outstanding and continue to accrue interest;
     (4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (7) that the Holders whose Notes are being repurchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount; provided , however , that if PIK Notes are issued or PIK Interest or Partial PIK Interest is paid, the principal amount of such unpurchased portion may equal a minimum of $1.00 or an integral multiple of $1.00;
     (8) if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and
     (9) the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.
     The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
     (b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,
     (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.
     (c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
     (d) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.
Section 4.15 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
     The Issuer shall not permit any Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Issuer (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any Restricted Guarantor unless:
     (1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Restricted Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Restricted Guarantor’s related Guarantee; and

     (2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;
provided that this Section 4.15 shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Qualified Securitization Financing by any Restricted Subsidiary.
          The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Restricted Guarantor to become a Restricted Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (1) of this Section 4.15.
Section 4.16 Limitation on Modification of Existing Senior Notes.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, amend any of the Existing Senior Notes or the Existing Senior Notes Indenture, or any supplemental indenture in respect thereof, to create, incur or assume any Lien that secures any of the Existing Senior Notes other than to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date.
Section 4.17 Limitation on Layering.
          (a) The Issuer shall not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness that is subordinate in right of payment to any Designated Senior Indebtedness of such Restricted Guarantor, as the case may be, unless such Indebtedness is either:
          (1) equal in right of payment with the such Restricted Guarantor’s Guarantee of the Notes; or
          (2) expressly subordinated in right of payment to such Restricted Guarantor’s Guarantee of the Notes.
          (b) For the purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and unsubordinated Indebtedness is not deemed to be subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral.

ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.
          (a) The Issuer shall not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), and shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:
     (1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “ Successor Company ”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;
     (2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default exists;
     (4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,
     (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) hereof, or
     (B) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such transaction;
     (5) each Restricted Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(B) of Section 5.01(c) hereof shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
     (6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.
          (b) The Successor Company shall succeed to, and be substituted for the Issuer under this Indenture and the Notes, as applicable. Notwithstanding the foregoing, clauses (2), (3), (4), (5) and (6) of Section 5.01(a) hereof shall not apply to the Transactions (including the merger). Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof,
     (x) the Issuer or any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Restricted Guarantor; and

     (y) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
          (c) No Restricted Guarantor shall, and the Issuer shall not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
     (1) (A) such Restricted Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or such Person, as the case may be, being herein called the “ Successor Person “);
     (B) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the obligations of such Restricted Guarantor under this Indenture and such Restricted Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (C) immediately after such transaction, no Default exists; and
     (D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or
     (2) the transaction complies with clauses (1) and (2) of Section 4.10(a) hereof.
          (d) In the case of clause (1) of Section 4.10(c) hereof, the Successor Person shall succeed to, and be substituted for, such Restricted Guarantor under this Indenture and such Restricted Guarantor’s Guarantee. Notwithstanding the foregoing, any Restricted Guarantor may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Restricted Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor (which may be effected by merger so long as the survivor thereof is a Restricted Guarantor).
Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Special Interest, if any, on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
          (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
     (2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;
     (3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25.0% in principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) of this Section 6.01(a)) contained in this Indenture or the Notes;
     (4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:
     (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
     (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100,000,000 or more at any one time outstanding;
     (5) failure by the Issuer or any Significant Party to pay final non-appealable judgments aggregating in excess of $100,000,000, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgments are covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgments or decrees which is not promptly stayed;

     (6) the Issuer or any Significant Party, pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences proceedings to be adjudicated bankrupt or insolvent;
     (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
     (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) generally is not paying its debts as they become due;
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Issuer or any Significant Party in a proceeding in which the Issuer or any such Significant Party is to be adjudicated bankrupt or insolvent;
     (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Party, or for all or substantially all of the property of the Issuer or any Significant Party; or
     (iii) orders the liquidation of the Issuer or any Significant Party;
     and the order or decree remains unstayed and in effect for 60 consecutive days; or
     (8) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture.
          (b) In the event of any Event of Default specified in clause (4) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:
     (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
     (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
     (3) the default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.
          If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in principal amount of the then total outstanding Notes (with a copy to the Trustee) may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee, acceleration is not in the best interest of the Holders of the Notes.
          Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof with respect to the Issuer, all outstanding Notes shall be due and payable without further action or notice.
Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
          The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under this Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Section 6.05 Control by Majority.
          Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
          Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) Holders of at least 25.0% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
     (3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes To Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10 Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12 Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13 Priorities.
          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     (i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Special Interest, if any, and interest, respectively; and
     (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.
Section 6.14 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or as the Trustee may agree in writing with the Issuer.
Section 7.02 Rights of Trustee.
           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
           (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
           (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
           (g) The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
           (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

           (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
           (j) In the event the Issuer is re quired to pay Special Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Special Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Special Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Special Interest is payable or the amount thereof.
Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. The Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.
Section 7.06 Reports by Trustee to Holders of the Notes.
          Within 60 days after each February 1, beginning with the February 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07 Compensation and Indemnity.
          The Issuer shall pay to the Trustee and any Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse each of the Trustee and each Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s or each such Agent’s agents and counsel.
          The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and each Agent for, and hold each of the Trustee and each Agent harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). Each of the Trustee and each Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or any Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee or applicable Agent may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or any Agent through such Person’s own willful misconduct, negligence or bad faith.
          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or any Agent, as applicable.
          To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, each of the Trustee and each Agent shall have a Lien prior to the Notes on all money or property held or collected by such Person, except money or property held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee or any Agent incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee or Agent.
          A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or any successor Agent shall become effective only upon the acceptance of appointment as provided in this Section 7.08 by such successor Trustee or successor Agent, as applicable. The Trustee or any Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee or any Agent by so notifying the Trustee or such Agent and the Issuer in writing. The Issuer may remove the Trustee or any Agent if:
     (a) in the case of the Trustee, such Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee or such Agent is adjudged a bankrupt or an insolvent Person or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a custodian or public officer takes charge of the Trustee or such Agent or such Person’s property; or
     (d) the Trustee or such Agent becomes incapable of acting.
          If the Trustee or any Agent resigns or is removed or if a vacancy exists in the office of Trustee or any Agent for any reason, the Issuer shall promptly appoint a successor Trustee or successor Agent. Within one year after the successor Trustee or successor Agent takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee or successor Agent, as applicable, to replace such successor Trustee or successor Agent appointed by the Issuer.
          If a successor Trustee or successor Agent does not take office within 60 days after the retiring Trustee or Agent, as applicable, resigns or is removed, the retiring Trustee or Agent (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Agent.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee or successor Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee or Agent shall become effective, and the successor Trustee or successor Agent shall have all the rights, powers and duties of the Trustee or the applicable Agent under this Indenture. The successor Trustee or successor Agent shall mail a notice of its succession to Holders. The retiring Trustee or Agent shall promptly transfer all property held by it as Trustee or Agent to the successor Trustee or successor Agent, as applicable; provided all sums owing to the retiring Trustee or Agent hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee or any Agent pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee or Agent.
Section 7.09 Successor Trustee by Merger, etc.
          If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust or relevant agent business, as applicable, to, another corporation, the successor corporation without any further act shall be the successor Trustee or successor Agent, as applicable.
Section 7.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.11 Preferential Collection of Claims Against Issuer.
          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option To Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“ Legal Defeasance “). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and to have cured all then existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture as referenced in Section 8.04 hereof;
     (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
     (d) this Section 8.02.

          Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants (each, a ” Defeased Covenant , and collectively, the “ Defeased Covenants ”) contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 hereof and clauses (4) and (5) of Section 5.01(a), Sections 5.01(c) and 5.01(d) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“ Covenant Defeasance ”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Defeased Covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Defeased Covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Defeased Covenant or by reason of any reference in any such Defeased Covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to any Significant Party), 6.01(a)(7) (solely with respect to any Significant Party) and 6.01(a)(8) hereof shall not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
     (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than this Indenture) to which, the Issuer or any Restricted Guarantor is a party or by which the Issuer or any Restricted Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);
     (6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Restricted Guarantor or others; and
     (7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
Section 8.05 Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “ Trustee ”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Special Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium and Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee to which it is a party or this Indenture) and the Trustee may amend or supplement this Indenture and any Guarantee or Notes without the consent of any Holder:
     (1) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to comply with Section 5.01 hereof;
     (4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in a transaction that complies with this Indenture;

     (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
     (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;
     (9) to add a Guarantor under this Indenture;
     (10) to conform the text of this Indenture or the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of this Indenture, Guarantee or Notes;
     (11) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable; or
     (12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided , however , that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof (to the extent requested by the Trustee), the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.
Section 9.02 With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture, any Guarantee and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes); provided that if any amendment, waiver or other modification would only affect the Senior Cash Pay Notes or the Senior Toggle Notes, only the consent of the holders of at least a majority in principal amount of the then outstanding Senior Cash Pay Notes or Senior Toggle Notes (and not the consent of at least a majority in principal amount of all of the then outstanding Notes), as the case may be, shall be required. Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof (to the extent requested by the Trustee), the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not, with respect to any Notes held by a non-consenting Holder:
          (1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
          (2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Sections 3.09, 4.10 and 4.14 hereof);
          (3) reduce the rate of or change the time for payment of interest on any Note;
          (4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;
          (5) make any Note payable in money other than that stated therein;
          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;
          (7) make any change to this paragraph of this Section 9.02;

     (8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (9) make any change to the ranking of the Notes that would adversely affect the Holders;
     (10) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes; or
     (11) after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the Notes.
          Notwithstanding anything in this Indenture to the contrary, (1) no amendment to, or waiver of, the subordination provisions of this Indenture with respect to the Guarantees (or the component definitions used therein), if adverse to the interests of the holders of the Designated Senior Indebtedness of the Guarantors, may be made without the consent of the holders of a majority of such Designated Senior Indebtedness (or their Representative), and (2) no amendment or supplement to this Indenture or the Notes that modifies or waives the specific rights or obligations of any Agent may be made without the consent of such Agent (it being understood that the Trustee’s execution of any such amendment or supplement shall constitute such consent if the Trustee is then also acting as such Agent).
Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.
Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee To Sign Amendments, etc.
          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until its board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03 hereof). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
Section 9.07 Payment for Consent.
          The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
GUARANTEES
Section 10.01 Guarantee.
          Subject to this Article 10, from and after the consummation of the Transactions, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, and interest, premium and Special Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment in full of all of the Obligations of the Issuer hereunder and under the Notes). Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.
          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, then this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor, shall be subordinated in right of payment to the Designated Senior Indebtedness of such Guarantor and shall be pari passu in right of payment with all other existing and future senior indebtedness of such Guarantor, if any.
          Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 10.02 Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Section 10.03 Execution and Delivery.
          (a) To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture pursuant to Section 4.15 hereof) shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.
          (b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          (c) If an officer of a Guarantor whose signature is on this Indenture (or a supplemental indenture pursuant to Section 4.15 hereof) no longer holds that office at the time the Trustee authenticates a Note, the Guarantee of such Guarantor shall be valid nevertheless.
          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
          (e) If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04 Subrogation.
          Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.
Section 10.05 Benefits Acknowledged.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
Section 10.06 Release of Guarantees.
          A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:
     (1) (A) any sale, exchange or transfer (by merger, consolidation or otherwise) of (i) the Capital Stock of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with Sections 4.10(a)(1) and (2) hereof;
     (B) the release or discharge of the guarantee by such Guarantor of the General Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;
     (C) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or
     (D) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as set forth in Article 8 hereof or the discharge of the Issuer’s obligations under this Indenture in accordance with the terms set forth in Article 12 hereof; and
     (2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
ARTICLE 11
SUBORDINATION OF GUARANTEES
Section 11.01 Agreement To Subordinate.
          Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of such Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all existing and future Designated Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Indebtedness. A Guarantor’s Obligations under its Guarantee shall in all respects rank pari passu in right of payment with all other existing and future Indebtedness (other than Subordinated Indebtedness) of such Guarantor, and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor; and only Indebtedness of such Guarantor that is Designated Senior Indebtedness shall rank senior to the Obligations of such Guarantor under its Guarantee in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.12 hereof.
Section 11.02 Liquidation, Dissolution, Bankruptcy.
          Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Guarantor or its property:
     (i) the holders of Designated Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Indebtedness before Holders shall be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, such Guarantor’s Guarantee; and
     (ii) until the Designated Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of this Article 11 shall be made to holders of such Designated Senior Indebtedness as their interests may appear.
To the extent any payment of Designated Senior Indebtedness of any Guarantor (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Designated Senior Indebtedness of such Guarantor or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Guarantor’s obligation to make any distribution or payment pursuant to any Designated Senior Indebtedness of such Guarantor, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Designated Senior Indebtedness of such Guarantor in cash, shall have no force or effect for purposes of the subordination provisions contained in this Article 11, with any turnover of payments as otherwise calculated pursuant to this Article 11 to be made as if no such diminution had occurred. The Issuer shall promptly give written notice to the Trustee of any such dissolution, winding-up, liquidation, or reorganization of any Guarantor, provided that any delay or failure to give such notice shall have no effect on the subordination provisions contained in this Article 11.
Section 11.03 Default on Designated Senior Indebtedness of a Guarantor.
          A Guarantor shall not make any payment or distribution of any kind or character with respect to its Obligations under its Guarantee if either of the following occurs (a “ Payment Default ”):
     (i) any Obligation on any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due; or

     (ii) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;
unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided , however , that such Guarantor shall be entitled to make a payment or distribution under its Guarantee without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.
          During the continuance of any default (other than a Payment Default) (a “ Non-Payment Default ”) with respect to any Designated Senior Indebtedness of a Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not make any payment or distribution of any kind or character with respect to its Obligations under its Guarantee for a period (a “ Payment Blockage Period ”) commencing upon the receipt by the Trustee (with a copy to such Guarantor and the Issuer) of written notice (a ” Blockage Notice “) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated:
     (i) by written notice to the Trustee, the relevant Guarantor and the Issuer from the Person or Persons who gave such Blockage Notice;
     (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or
     (iii) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.
          Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 11.03 and Section 11.02 hereof), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the relevant Guarantor shall be permitted to resume paying its Guarantee after the end of such Payment Blockage Period. Each Guarantee shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period. However, in no event shall the total number of days during which any Payment Blockage Period or Periods on a Guarantee is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Payment Blockage Period shall be, or be made, the basis for a subsequent Payment Blockage Period unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

Section 11.04 Demand for Payment.
          If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 11 hereof, the Issuer or such Guarantor shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor or the Representative of such Designated Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 11. So long as there shall remain outstanding any Designated Senior Indebtedness under the Senior Credit Facilities and the relevant Guarantor is a guarantor thereof, a Blockage Notice may be given only by the respective Representatives thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of a Guarantor is outstanding, such Guarantor may not pay its Guarantee until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may make any payment or distribution under its Guarantee only if this Indenture otherwise permits payment at that time.
Section 11.05 When Distribution Must Be Paid Over.
          If a distribution is made to Holders that, due to this Article 11, should not have been made to them, such Holders are required to hold it in trust for the holders of Designated Senior Indebtedness of the applicable Guarantor and pay it over to them as their interests may appear.
Section 11.06 Subrogation.
          After all Designated Senior Indebtedness of a Guarantor is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Designated Senior Indebtedness to receive distributions applicable to such Designated Senior Indebtedness. A distribution made under this Article 11 to holders of such Designated Senior Indebtedness which otherwise would have been made to Holders is not, as between the applicable Guarantor and Holders, a payment by such Guarantor on such Designated Senior Indebtedness.
Section 11.07 Relative Rights.
          This Article 11 defines the relative rights of Holders and holders of Designated Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:
     (i) impair, as between such Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;
     (ii) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Designated Senior Indebtedness as set forth herein; or
     (iii) affect the relative rights of Holders and creditors of such Guarantor other than their rights in relation to holders of the Designated Senior Indebtedness of such Guarantor.

Section 11.08 Subordination May Not Be Impaired by a Guarantor.
          No right of any holder of Designated Senior Indebtedness of a Guarantor to enforce the subordination of the Obligations of such Guarantor under its Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.
Section 11.09 Rights of Trustee and Paying Agent.
          Notwithstanding Section 11.03 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 11; provided , however , that notwithstanding the foregoing, the subordination of the Guarantees to the Designated Senior Indebtedness of the Guarantors shall not be affected and the Holders receiving any payments in contravention of Section 11.02 and/or 11.03 (and such respective payments) shall otherwise be subject to the provisions of this Article 11. A Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Designated Senior Indebtedness of such Guarantor shall be entitled to give the notice that payments may not be made under this Article 11; provided , however , that, if an issue of Designated Senior Indebtedness of such Guarantor has a Representative, only the Representative shall be entitled to give such notice.
          The Trustee in its individual or any other capacity shall be entitled to hold any Designated Senior Indebtedness of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Designated Senior Indebtedness of a Guarantor which may at any time be held by it, to the same extent as any other holder of such Designated Senior Indebtedness; and nothing in Article 7 hereof shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof or any other Section of this Indenture.
Section 11.10 Distribution or Notice to Representative.
          Whenever a distribution is to be made or a notice given to holders of any Designated Senior Indebtedness of a Guarantor, the distribution may be made and the notice given to their Representative (if any).
Section 11.11 Article 11 Not To Prevent Events of Default or Limit Right To Demand Payment         .
          The failure of a Guarantor to make a payment pursuant its Guarantee by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a default by such Guarantor under its Guarantee. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Guarantor pursuant to Article 10 hereof.
Section 11.12 Trust Moneys Not Subordinated.
          Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal (including any accretion) of and interest on the Notes pursuant to Article 8 or Article 12 hereof shall not be subordinated to the prior payment of any Designated Senior Indebtedness of any Guarantor or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of Designated Senior Indebtedness of such Guarantor or any other creditor of such Guarantor; provided , that the subordination provisions of this Article 11 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 12 hereof, as the case may be, and such deposit was otherwise made in accordance with Article 8 or Article 12 hereof.
Section 11.13 Trustee Entitled To Rely.
          Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Designated Senior Indebtedness of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Indebtedness of a Guarantor to participate in any payment or distribution pursuant to this Article 11, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Designated Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.
Section 11.14 Trustee To Effectuate Subordination.
          A Holder by its acceptance of a Note agrees to be bound by this Article 11 and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated Senior Indebtedness of a Guarantor as provided in this Article 11 and appoints the Trustee as its attorney-in-fact for such purpose.
          If the Trustee does not file a Proper Proof of Claim in any proceeding prior to 15 days before the expiration of the time to file a Proof of Claim in such proceeding, then the holders of Designated Senior Indebtedness of any Guarantor (or their Representative) are hereby authorized to have the right to file and are (or is) hereby authorized to file, in the name of the Trustee, a Proof of Claim for and on behalf of the Holders; provided , that (i) if the holders of the Designated Senior Indebtedness of such Guarantor (or their Representative) file any Proof of Claim as contemplated above and the Trustee shall subsequently file a Proper Proof of Claim in such proceeding before the expiration of the time to file a Proof of Claim in such proceeding, such subsequent Proper Proof of Claim filed by the Trustee shall supersede any such Proof of Claim theretofore filed by the holders of the Designated Senior Indebtedness of such Guarantor (or their Representative), and such Proof of Claim theretofore filed by the holders of the Designated Senior Indebtedness of such Guarantor (or their Representative) shall thereupon be deemed to be withdrawn, and (ii) the foregoing provisions of this paragraph shall not be construed to authorize the holders of the Designated Senior Indebtedness (or their Representative) to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, or to authorize the holders of the Designated Senior Indebtedness (or their Representative) to vote in respect of the claim of any Holder in any such proceeding. This Section 11.14 is intended solely to permit the holders of Designated Senior Indebtedness of any Guarantor to preserve their “turnover right” pursuant to the applicable subordination provisions in this Article 11 in circumstances where a Proper Proof of Claim has not been filed by the Trustee before the expiration of the time to file a Proof of Claim in a bankruptcy proceeding, and nothing herein shall impair the rights of the Trustee under Section 6.13 and 7.07 hereof.
Section 11.15 Trustee Not Fiduciary for Holders of Designated Senior Indebtedness of Guarantors.
          The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Designated Senior Indebtedness of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or such Guarantor or any other Person, money or assets to which any holders of any Designated Senior Indebtedness of such Guarantor shall be entitled by virtue of this Article 11 or otherwise.
Section 11.16 Reliance by Holders of Designated Senior Indebtedness of a Guarantor on Subordination Provisions.
          Each Holder by accepting a Note acknowledges and agrees that the subordination provisions in this Article 11 are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Indebtedness of a Guarantor, whether such Designated Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Designated Senior Indebtedness, and such holder of such Designated Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Indebtedness.
          Without in any way limiting the generality of the foregoing paragraph, the holders of any Designated Senior Indebtedness of a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of such Designated Senior Indebtedness of such Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Designated Senior Indebtedness of such Guarantor, or otherwise amend or supplement in any manner such Designated Senior Indebtedness of such Guarantor, or any instrument evidencing the same or any agreement under which such Designated Senior Indebtedness of such Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Designated Senior Indebtedness of such Guarantor; (iii) release any Person liable in any manner for the payment or collection of such Designated Senior Indebtedness of such Guarantor; and (iv) exercise or refrain from exercising any rights against such Guarantor and any other Person.
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01 Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:
     (1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

     (2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;
     (B) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
     (C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
     (D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 hereof shall survive such satisfaction and discharge.
Section 12.02 Application of Trust Money.
          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium and Special Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
Section 13.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
Section 13.02 Notices.
          Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attention: Brian Coleman, Senior Vice President and Treasurer
Telephone: (210) 832-3311
Facsimile: (210) 832-3432
with a copy to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY
Attention: Jay J. Kim, Esq.
Telephone: (212) 596-9000
Facsimile: (212) 596-9090
If to the Trustee:
Law Debenture Trust Company of New York
400 Madison Avenue, Suite 4D
New York, NY 10017
Attention: Vice President
Telephone: (212) 750-6474
Facsimile: (212) 750-1361

If to the initial Paying Agent and Registrar:
Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
MS: NYC60-2710
New York, NY 10005
Attention.: Trust & Securities Services
Facsimile: (732) 578-4635
with a copy to:
Deutsche Bank National Trust Company
25 DeForest Avenue
Mail Stop: SUM01-0105
Summit, New Jersey 07901
Attention: Trust & Securities Services
Facsimile: (732) 578-4635
          The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and, subject to compliance with the Trust Indenture Act, on the first date on which publication is made, if given by publication; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed or otherwise delivered in the manner provided above within the time prescribed, such notice or communication shall be deemed duly given, whether or not the addressee receives it.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 13.03 Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
     (a) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided , however , that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 13.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.
          THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 13.09 Waiver of Jury Trial.
          EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.10 Force Majeure.
          In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 13.11 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.12 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06 hereof.
Section 13.13 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.14 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
Section 13.15 Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 Qualification of Indenture.
          The Issuer and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
[Signatures on following page]

BT TRIPLE CROWN MERGER CO., INC., as Issuer
By:	/s/ John P. Connaughton
	Name:	John P. Connaughton
	Title:	Co-President and Secretary

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of BT Triple Crown Merger Co., Inc. with and into Clear Channel Communications, Inc. with Clear Channel Communications, Inc. continuing as the surviving corporation under the name “Clear Channel Communications, Inc.”, it will succeed by operation of law to all of the rights and obligations of BT Triple Crown Merger Co., Inc. set forth herein and that all references herein to the “Issuer” shall thereupon be deemed to be references to the undersigned.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Mark P. Mays
	Name:	Mark P. Mays
	Title:	Chief Executive Officer and Chief Operating Officer

Signature Page to Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Vice President

Signature Page to Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar and Transfer Agent
By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
Title:

By:	/s/ Jennifer Davis
	Name:	Jennifer Davis
	Title:	Associate

Signature Page to Indenture

EXHIBIT A1
[Face of Senior Cash Pay Note]
          [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
          [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
          [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
          [THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. THE ISSUE DATE IS [•]. INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT UNDER THIS NOTE CAN BE PROMPTLY OBTAINED BY SENDING A WRITTEN REQUEST TO THE TREASURER OF THE ISSUER AT 200 EAST BASSE ROAD, SAN ANTONIO, TX 78209.]

A1-1

CUSIP [        ]
ISIN [         ]1
[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$980,000,000
10.75% Senior Cash Pay Notes due 2016

No. ___	[$ ]
BT TRIPLE CROWN MERGER CO., INC.
as the Issuer
(to be merged with and into CLEAR CHANNEL COMMUNICATIONS, INC., with CLEAR CHANNEL COMMUNICATIONS, INC. as the surviving entity)
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars] on August 1, 2016.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

[1]	Rule 144A Note CUSIP: 184502 AZ5

Rule 144A Note ISIN: US184502AZ53

Regulation S Note CUSIP: U18285 AD5

Regulation S Note ISIN: USU18285AD55

Exchange Note CUSIP:

Exchange Note ISIN:

A1-2

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: [•]

BT TRIPLE CROWN MERGER CO., INC.
By:
Name:
Title:

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of BT Triple Crown Merger Co., Inc. with and into Clear Channel Communications, Inc. with Clear Channel Communications, Inc. continuing as the surviving corporation under the name “Clear Channel Communications, Inc.”, it will succeed by operation of law to all of the rights and obligations of BT Triple Crown Merger Co., Inc. set forth herein and that all references herein to the “Issuer” shall thereupon be deemed to be references to the undersigned.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:
Name:
Title:

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This is one of the Notes referred to in the within-mentioned Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Authorized Signatory

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[Back of Senior Cash Pay Note]
10.75% Senior Cash Pay Notes due 2016
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. BT Triple Crown Merger Co., Inc., a Delaware corporation (to be merged with and into CLEAR CHANNEL COMMUNICATIONS, INC., with CLEAR CHANNEL COMMUNICATIONS, INC. as the surviving entity) (the “Issuer”), promises to pay interest on the principal amount of this Senior Cash Pay Note at 10.75% per annum from July 30, 20082 until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer shall pay interest and Special Interest, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Senior Cash Pay Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be February 1, 2009. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Senior Cash Pay Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Senior Cash Pay Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. The Issuer shall pay interest, and Special Interest, if any, on the Senior Cash Pay Notes to the Persons who are registered Holders of the Senior Cash Pay Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Senior Cash Pay Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Senior Cash Pay Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas shall act as Paying Agent, Transfer Agent and Registrar. The Issuer may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. INDENTURE. The Issuer issued the Senior Cash Pay Notes under an Indenture, dated as of July 30, 2008 (the “Indenture”), among the Issuer, the Trustee and the Paying Agent, Registrar

[2]	With respect to the Initial Notes

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and Transfer Agent. This Senior Cash Pay Note is one of a duly authorized issue of notes of the Issuer designated as its 10.75% Senior Cash Pay Notes due 2016. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture. The terms of the Senior Cash Pay Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Cash Pay Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Senior Cash Pay Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          5. OPTIONAL REDEMPTION.
          (a) Except as described below under Sections 5(b) and 5(c) below, the Senior Cash Pay Notes shall not be redeemable at the Issuer’s option before August 1, 2012.
          (b) At any time prior to August 1, 2012, the Senior Cash Pay Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as provided in Section 3.03 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Senior Cash Pay Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”) and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
          (c) Until August 1, 2011, the Issuer may, at its option, on one or more occasions, redeem up to 40.0% of the aggregate principal amount of Senior Cash Pay Notes, upon notice provided as described in Section 3.03 of the Indenture, at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Senior Cash Pay Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50.0% of the sum of the aggregate principal amount of Senior Cash Pay Notes originally issued under the Indenture on the Issue Date and any Additional Notes that are Senior Cash Pay Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
          (d) On and after August 1, 2012, the Senior Cash Pay Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice provided as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Senior Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Senior
Cash Pay
Year	Notes Percentage
2012	105.375%
2013	102.688%
2014 and thereafter	100.000%

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          (e) Any redemption of Senior Cash Pay Notes pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
          6. MANDATORY REDEMPTION. On the first Interest Payment Date following the fifth anniversary of the “issue date” as defined in Treasury Regulation Section 1.1273-2(a)(2) of the Senior Cash Pay Notes, and on each Interest Payment Date thereafter, the Issuer shall redeem a portion of the principal amount of each then outstanding Senior Cash Pay Note in an amount equal to the AHYDO Catch-Up Payment for such Interest Payment Date with respect to such Note. The “AHYDO Catch-Up Payment” for a particular Interest Payment Date with respect to each Senior Cash Pay Note means the minimum principal prepayment sufficient to ensure that as of the close of such Interest Payment Date, the aggregate amount which would be includible in gross income with respect to such Senior Cash Pay Note before the close of such Interest Payment Date (as described in Section 163(i)(2)(A) of the Code) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on such Senior Cash Pay Note (including for this purpose any AHYDO Catch-Up Payments) before the close of such Interest Payment Date plus (ii) the product of the issue price of such Senior Cash Pay Note as defined in Section 1273(b) of the Code (i.e., the first price at which a substantial amount of the Senior Cash Pay Notes is sold, disregarding for this purpose sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that such Senior Cash Pay Note is not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided, however, for avoidance of doubt, that if the yield to maturity of such Senior Cash Pay Note is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each Interest Payment Date with respect to such Senior Cash Pay Note. This Section 6 shall be interpreted consistently with the intent that no Senior Cash Pay Note shall be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code. The computations and determinations required in connection with any AHYDO Catch-Up Payment shall be made by the Issuer in its good faith reasonable discretion and shall be binding upon the Holders absent manifest error.
          The Issuer shall not be required to make any other mandatory redemption or sinking fund payments with respect to the Senior Cash Pay Notes.
          7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Senior Cash Pay Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Cash Pay Notes held by a Holder are to be redeemed. On and after the redemption date, interest shall cease to accrue on Senior Cash Pay Notes or portions thereof called for redemption.
          8. OFFERS TO REPURCHASE.
          (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Cash Pay Notes as set forth in Section 3.03 of the Indenture and Section 5 hereof, the Issuer shall make an offer to purchase all of the Senior

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Cash Pay Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Senior Cash Pay Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
          (b) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within 10 Business Days of each date that Excess Proceeds exceed $100,000,000, the Issuer shall make an offer to all Holders of the Senior Cash Pay Notes and, if required by the terms of any Indebtedness that is pari passu in right of payment with the Senior Cash Pay Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Senior Cash Pay Notes and the maximum aggregate principal amount (or accreted value, if less) of such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value, if applicable), plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Cash Pay Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Senior Cash Pay Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer by such holders thereof exceeds the amount of Excess Proceeds, the Senior Cash Pay Notes (as selected by the Trustee or the Paying Agent) and such Pari Passu Indebtedness (as selected by the agent thereof) shall be purchased on a pro rata basis based on the principal amount of the Senior Cash Pay Notes and the principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. Holders of Senior Cash Pay Notes that are the subject of an offer to repurchase shall receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Senior Cash Pay Notes.
          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Cash Pay Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Senior Cash Pay Notes may be registered and Senior Cash Pay Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Cash Pay Note or portion of a Senior Cash Pay Note selected for redemption, except for the unredeemed portion of any Senior Cash Pay Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of (x) any Senior Cash Pay Notes for a period of 15 days before a selection of Senior Cash Pay Notes to be redeemed or (y) any Senior Cash Pay Notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.
          10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Cash Pay Note may be treated as its owner for all purposes.
          11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Senior Cash Pay Notes may be amended or supplemented as provided in the Indenture.

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          12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of interest on, premium, if any, or the principal of, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.
          13. AUTHENTICATION. This Senior Cash Pay Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
          14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of July 30, 2008, among the Issuer, the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Special Interest (as defined in the Registration Rights Agreement).
          15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.
          16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Senior Cash Pay Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Cash Pay Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209

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Attention: Brian Coleman, Senior Vice President and Treasurer

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ASSIGNMENT FORM
To assign this Senior Cash Pay Note, fill in the form below:
(I) or (we) assign and transfer this Senior Cash Pay Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
     and irrevocably appoint                                                                                                                                                               to transfer this Senior Cash Pay Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Senior Cash Pay Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Senior Cash Pay Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
[     ] Section 4.10           [     ] Section 4.14
          If you want to elect to have only part of this Senior Cash Pay Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Senior Cash Pay Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The initial outstanding principal amount of this Global Note is $                                        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

		Amount of increase	Principal Amount of	Signature of
		in Principal	this Global Note	authorized officer
	Amount of decrease	Amount of this	following such	of Trustee or
Date of Exchange	in Principal Amount	Global Note	decrease or increase	Note Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2
[Face of Senior Toggle Note]
          [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
          [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
          [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
          [THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. THE ISSUE DATE IS [•]. INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT UNDER THIS NOTE CAN BE PROMPTLY OBTAINED BY SENDING A WRITTEN REQUEST TO THE TREASURER OF THE ISSUER AT 200 EAST BASSE ROAD, SAN ANTONIO, TX 78209.]

A2-1

CUSIP [          ]
ISIN [          ]3
[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$1,330,000,000
11.00% / 11.75% Senior Toggle Notes due 2016

No. ___	[$____________]
BT TRIPLE CROWN MERGER CO., INC.
as the Issuer
          (to be merged with and into CLEAR CHANNEL COMMUNICATIONS, INC., with CLEAR CHANNEL COMMUNICATIONS, INC. as the surviving entity)
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                                              United States Dollars] on August 1, 2016.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

[3]	Rule 144A Note CUSIP: 184502 BC5 Rule 144A Note ISIN: US184502BC59 Regulation S Note CUSIP: U18285 AE3 Regulation S Note ISIN: USU18285AE39 Exchange Note CUSIP: Exchange Note ISIN:

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          IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: [•]

BT TRIPLE CROWN MERGER CO., INC.
By:
Name:
Title:

The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of BT Triple Crown Merger Co., Inc. with and into Clear Channel Communications, Inc. with Clear Channel Communications, Inc. continuing as the surviving corporation under the name “Clear Channel Communications, Inc.”, it will succeed by operation of law to all of the rights and obligations of BT Triple Crown Merger Co., Inc. set forth herein and that all references herein to the “Issuer” shall thereupon be deemed to be references to the undersigned.

CLEAR CHANNEL COMMUNICATIONS, INC.
By:
Name:
Title:

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This is one of the Notes referred to in the within-mentioned Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:
Authorized Signatory

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[Back of Senior Toggle Note]
11.00% / 11.75% Senior Toggle Notes due 2016
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. BT Triple Crown Merger Co., Inc., a Delaware corporation (to be merged with and into CLEAR CHANNEL COMMUNICATIONS, INC., with CLEAR CHANNEL COMMUNICATIONS, INC. as the surviving entity) (the “Issuer”), promises to pay interest on the principal amount of this Senior Toggle Note as follows: Cash Interest on the Senior Toggle Notes shall accrue at a rate of 11.00% per annum and be payable in cash. PIK Interest and Partial PIK Interest on the Senior Toggle Notes shall accrue at a rate of 11.75% per annum and be payable (a) with respect to the Senior Toggle Notes represented by one or more global notes registered in the name of, or held by, the Depository Trust Company (“DTC”) or its nominee on the relevant Record Date, by increasing the principal amount of any outstanding Senior Toggle Notes represented by such global notes by an amount equal to the amount of PIK Interest or Partial PIK Interest, as applicable, for the applicable interest period (rounded up to the nearest whole US dollar) and (b) with respect to Senior Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest or Partial PIK Interest, as applicable, for the applicable interest period (rounded up to the nearest whole dollar) and the Trustee shall, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the Register. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder shall be entitled to receive Cash Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant Record Date and Partial PIK Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant Record Date. Interest that is paid in the form of PIK Interest or Partial PIK Interest shall be considered paid or duly provided for, for all purposes under the Indenture, and shall not be considered overdue. Following an increase in the principal amount of the outstanding Senior Toggle Notes represented by global notes as a result of a PIK Payment, such Senior Toggle Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form shall be dated as of the applicable interest payment date and shall bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment shall mature on August 1, 2016, and shall be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Senior Toggle Notes issued on the Issue Date. Any certificated PIK Notes shall be issued with the description “PIK” on the face of such PIK Note. Interest on the Senior Toggle Notes shall be payable semi-annually in arrears on each February 1 and August 1 to the Holders of Senior Toggle Notes of record on the immediately preceding January 15 and July 15. Interest on the Senior Toggle Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be February 1, 20094. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. For any interest period, the Issuer may, at its option, elect to pay interest on the Senior Toggle Notes (1) entirely in cash (“Cash Interest”), (2) entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“PIK Interest”)

[4]	With respect to the Initial Notes.

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or (3) 50.0% as Cash Interest and 50.0% as PIK Interest (“Partial PIK Interest”). The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee and the Paying Agent no later than 10 Business Days prior to the beginning of such interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Senior Toggle Notes shall be payable according to the election for the previous interest period. The Issuer shall pay interest, and Special Interest, if any, on the Notes to the Persons who are registered Holders of the Senior Toggle Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Senior Toggle Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.
          3. PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas shall act as Paying Agent, Transfer Agent and Registrar. The Issuer may change any Paying Agent, Transfer Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. INDENTURE. The Issuer issued the Senior Toggle Notes under an Indenture, dated as of July 30, 2008 (the “Indenture”), among the Issuer, the Trustee and the Paying Agent, Registrar and Transfer Agent. This Senior Toggle Note is one of a duly authorized issue of notes of the Issuer designated as its 11.00%/11.75% Senior Toggle Notes due 2016. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.09 of the Indenture. The terms of the Senior Toggle Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Toggle Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Senior Toggle Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
          5. OPTIONAL REDEMPTION.
          (a) Except as described below under clauses 5(b) and 5(c) of this Section 5, the Senior Toggle Notes shall not be redeemable at the Issuer’s option before August 1, 2012.
          (b) At any time prior to August 1, 2012, the Senior Toggle Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as provided in Section 3.03 of the Indenture, at a redemption price equal to 100.0% of the principal amount of Senior Toggle Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”) and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Senior Toggle Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.
          (c) Until August 1, 2011, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of Senior Toggle Notes (and any PIK Notes issued in respect thereof), upon notice as provided in Section 3.03 of the Indenture, at a redemption price equal to 111.00% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50.0% of the sum of the aggregate principal amount of Senior Toggle Notes originally issued under the Indenture and any Additional Notes that are Senior Toggle Notes issued under the Indenture after the Issue Date (but excluding PIK Notes) remains outstanding immediately after the

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occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
          (d) On and after August 1, 2012, the Senior Toggle Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Senior Toggle Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of Senior Toggle Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Senior
Toggle
Year	Notes Percentage
2012	105.500%
2013	102.750%
2014 and thereafter	100.000%
          (e) Any redemption of the Senior Toggle Notes pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.
          6. MANDATORY REDEMPTION. (a) On August 1, 2015 (the “Special Redemption Date”), the Issuer shall be required to redeem for cash a portion (the “Special Redemption Amount”) of Senior Toggle Notes equal to the product of (x) $30,000,000 and (y) the lesser of (i) one and (ii) a fraction the numerator of which is the aggregate principal amount outstanding on the Special Redemption Date of the Senior Toggle Notes for United States federal income tax purposes and the denominator of which is $1,330,000,000, as determined by the Issuer in good faith and rounded to the nearest $2,000 (such redemption, the “Special Redemption”). The redemption price for each portion of a Senior Toggle Note so redeemed pursuant to the Special Redemption shall equal 100% of the principal amount of such portion plus any accrued and unpaid interest thereon to the Special Redemption Date.
          (b) On the first Interest Payment Date following the fifth anniversary of the “issue date” as defined in Treasury Regulation Section 1.1273-2(a)(2) of the Senior Toggle Notes, and on each Interest Payment Date thereafter, the Issuer shall redeem a portion of the principal amount of each then outstanding Senior Toggle Note in an amount equal to the AHYDO Catch-Up Payment for such Interest Payment Date with respect to such Note. The “AHYDO Catch-Up Payment” for a particular Interest Payment Date with respect to each Senior Toggle Note means the minimum principal prepayment sufficient to ensure that as of the close of such Interest Payment Date, the aggregate amount which would be includible in gross income with respect to such Senior Toggle Note before the close of such Interest Payment Date (as described in Section 163(i)(2)(A) of the Code) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on such Senior Toggle Note (including for this purpose any AHYDO Catch-Up Payments) before the close of such Interest Payment Date plus (ii) the product of the issue price of such Senior Toggle Note as defined in Section 1273(b) of the Code (i.e., the first price at which a substantial amount of the Senior Toggle Notes is sold, disregarding for this purpose sales to bond houses, brokers or similar persons acting in the capacity of

A2-7

underwriters, placement agents or wholesalers) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that such Senior Toggle Note is not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided, however, for avoidance of doubt, that if the yield to maturity of such Senior Toggle Note is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each Interest Payment Date with respect to such Senior Toggle Note. This Section 6(b) shall be interpreted consistently with the intent that no Senior Toggle Note shall be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code. The computations and determinations required in connection with any AHYDO Catch-Up Payment shall be made by the Issuer in its good faith reasonable discretion and shall be binding upon the Holders absent manifest error.
          (c) Other than the Special Redemption and any AHYDO Catch-Up Payments, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Senior Toggle Notes.
          7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Senior Toggle Notes are to be redeemed at its registered address. Senior Toggle Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Toggle Notes held by a Holder are to be redeemed. On and after the redemption date, interest shall cease to accrue on Senior Toggle Notes or portions thereof called for redemption.
          8. OFFERS TO REPURCHASE. (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as set forth in Section 3.03 of the Indenture and Section 5 hereof, the Issuer shall make an offer to purchase all of the Senior Toggle Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Senior Toggle Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.
          (b) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within 10 Business Days of each date that Excess Proceeds exceed $100,000,000, the Issuer shall make an offer to all Holders of the Senior Toggle Notes and, if required by the terms of any Indebtedness that is pari passu in right of payment with the Senior Toggle Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Senior Toggle Notes and the maximum aggregate principal amount (or accreted value, if less) of such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value, if applicable), plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Toggle Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Senior Toggle Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer by such holders thereof exceeds the amount of Excess Proceeds, the Senior Toggle Notes (as selected by the Trustee or the Paying Agent) and such Pari Passu Indebtedness (as

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selected by the agent thereof) shall be purchased on a pro rata basis based on the principal amount of the Senior Toggle Notes and the principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. Holders of Senior Toggle Notes that are the subject of an offer to repurchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Senior Toggle Notes.
          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Toggle Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Senior Toggle Notes may be registered and Senior Toggle Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Senior Toggle Note or portion of a Senior Toggle Note selected for redemption, except for the unredeemed portion of any Senior Toggle Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of (x) any Senior Toggle Note for a period of 15 days before a selection of Senior Toggle Notes to be redeemed or (y) any Senior Toggle Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.
          10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Toggle Note may be treated as its owner for all purposes.
          11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Senior Toggle Notes may be amended or supplemented as provided in the Indenture.
          12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of interest on, premium, if any, or the principal of, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.
          13. AUTHENTICATION. This Senior Toggle Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

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          14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of July 30, 2008, among the Issuer, the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Special Interest (as defined in the Registration Rights Agreement).
          15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.
          16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Senior Toggle Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Toggle Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attention: Brian Coleman, Senior Vice President and Treasurer

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ASSIGNMENT FORM
          To assign this Senior Toggle Note, fill in the form below:

(I) or (we) assign and transfer this Senior Toggle Note to:

(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Senior Toggle Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _______________________________________

Your Signature:

(Sign exactly as your name appears on
the face of this Senior Toggle Note)
Signature Guarantee*: _______________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Senior Toggle Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
[     ] Section 4.10                      [     ] Section 4.14
          If you want to elect to have only part of this Senior Toggle Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date:   _______________________________________

Your Signature:
(Sign exactly as your name appears on
the face of this Senior Toggle Note)
Tax Identification No.:

Signature Guarantee*: _______________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
     The initial outstanding principal amount of this Global Note is $_________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of	Amount of increase	of	Signature of
	decrease	in Principal	this Global Note	authorized officer
Date of	in Principal	Amount of this	following such	of Trustee or
Exchange	Amount	Global Note	decrease or increase	Note Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attention: Brian Coleman, Senior Vice President and Treasurer
Law Debenture Trust Company of New York
400 Madison Avenue, Suite 4D
New York, NY 10017
Attention: Vice President
Deutsche Bank Services Tennessee Inc.
648 Grassmere Park Road
Nashville, TN USA 37211
Attention: Transfer Department
Telephone: (800) 735-7777
          Re: 10.75% Senior Cash Pay Notes due 2016 and 11.00% /11.75% Senior Toggle Notes due 2016
          Reference is hereby made to the Indenture, dated as of July 30, 2008 (the “Indenture”), among the Issuer, the Trustee and the Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          _________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to _________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
          2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
          3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) [ ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or
     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
          4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _______________________________________

ANNEX A TO CERTIFICATE OF TRANSFER
          1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	[ ] a beneficial interest in the:
(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or
(b)	[ ] a Restricted Definitive Note.
          2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	[ ] a beneficial interest in the:
(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(iii)	[ ] Unrestricted Global Note (CUSIP [ ]); or
(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attention: Brian Coleman, Senior Vice President and Treasurer
Law Debenture Trust Company of New York
400 Madison Avenue, Suite 4D
New York, NY 10017
Attention: Vice President
Deutsche Bank Services Tennessee Inc.
648 Grassmere Park Road
Nashville, TN USA 37211
Attention: Transfer Department
Telephone: (800) 735-7777
Re: 10.75% Senior Cash Pay Notes due 2016 and 11.00% / 11.75% Senior Toggle Notes due 2016
          Reference is hereby made to the Indenture, dated as of July 30, 2008 (the “Indenture”), among the Issuer, the Trustee and the Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          _________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
     a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted

Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)	[ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated _______________________________________ ..

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _______________________________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
          Supplemental Indenture (this “Supplemental Indenture”), dated as of _________, among _________ (the “Guaranteeing Subsidiary”), a subsidiary of Clear Channel Communications, Inc., a Texas corporation (the “Issuer”) and Law Debenture Trust Company of New York, as trustee (the “Trustee”).
W I T N E S S E T H
          WHEREAS, Clear Channel Communications, Inc. has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 30, 2008, providing for the issuance of an unlimited aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016 (the “Senior Cash Pay Notes”) and 11.00% / 11.75% Senior Toggle Notes due 2016 (the “Senior Toggle Notes” and together with the Senior Cash Pay Notes, the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Articles 10 and 11 thereof.
          (3) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Guaranteeing Subsidiary or any of its direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          (4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

D-1

          (5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          (6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          (7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
          (8) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.
          (9) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
          (10) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in the Indenture or in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

D-2

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:
Name:
Title:

D-3